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                                                                       Exhibit 5
                              Sara Lee Corporation
                           Three First National Plaza
                              70 W. Madison Street
                          Chicago, Illinois 60602-4260



                                September 4, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Sara Lee Corporation Registration Statement on Form S-8
         -------------------------------------------------------

Ladies and Gentlemen:

         I am Vice President, Deputy General Counsel and Assistant Secretary of Sara Lee Corporation (the "Company"). In that connection, I am familiar with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 5,000,000 shares of the Company's common stock, $.01 par value ("Common Stock"), including the preferred stock purchase rights appurtenant thereto, to be offered to eligible employees of the Company or its subsidiaries under The Earthgrains Company Employee Stock Ownership/401(k) Plan, as assumed by the Company pursuant to the Agreement and Plan of Merger dated June 29, 2001 among the Company, SLC Acquisition Corp. and The Earthgrains Company, and the Gallo Salame Money Accumulation Plan for Collectively Bargained Employees, the Playtex Apparel, Inc. Retirement Savings Plan for Hourly Puerto Rican Employees, the Sara Lee Corporation 401(k) Supplemental Savings Plan and the Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico (collectively, the "Plans"). The terms of the preferred stock purchase rights are set forth in the Rights Agreement dated as of March 26, 1998 (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent.

         I am also familiar with the Articles of Restatement of Charter and the Amended By-Laws of the Company and all supplements or amendments thereto and resolutions of the Board of Directors of the Company relating to the Plans and the Registration Statement.

         In this connection, I have examined or caused to be examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of all such records of the Company and others as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original, certified or photostatic copies, the authenticity of the originals of such certified or photostatic documents and the legal capacity of
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Securities and Exchange Commission
September 4, 2001
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all natural persons. As to any facts material to the opinions expressed herein which were not independently established or verified by me, I have relied upon statements and representations of certain officers and other representatives of the Company and others. Based upon the foregoing, I am of the opinion that:

         1. Upon the issuance of authorized and unissued shares of Common Stock for the consideration provided in each Plan, each such share will, when
(i) the Registration Statement shall have become effective under the Act, and
(ii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered against the receipt by the Company of the consideration provided in each Plan, be validly issued, fully paid and non-assessable.

         2. The preferred stock purchase rights associated with each share of Common Stock referred to in paragraph 1 will be validly issued when (i) such rights shall have been duly issued in accordance with the terms of the Rights Agreement, and (ii) such share shall have been duly issued and paid for as set forth in paragraph 1.

         This opinion is limited to the General Corporation Law of the State of Maryland. I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to my attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

         I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                      Sincerely,

                                      /s/ R. Henry Kleeman,
                                      Vice President, Deputy General Counsel and
                                      Assistant Secretary